UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2005

Alico, Inc.

           Florida                 0-261             59-0906081
              (State of other jurisdiction     (Commission         (IRS Employer
                of incorporation)           File Number)        Identification No.)

                P.O. Box 338, La Belle, FL                    33975
                (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. other events.

Incorporated by reference is a press release issued by the Registrant on March 7, 2005, attached as Exhibit 99.1, announcing the hiring of Investor Relations and Communication firms.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 - Press release announcing the hiring of Investor Relations and Communication firms dated March 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC .

Date: March 7, 2005

By: /s/ John R. Alexander
           John R. Alexander
          Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

Alico, Inc. Retains Rubenstein Investor Relations and The Victory Group Inc. to Advance Communication Initiatives

LaBelle, Fla., March 7, 2005-- Alico, Inc., (NASDAQ: ALCO) one of the South’s best known agribusiness companies operating in Central and Southwest Florida, and with approximately 141,000 acres in real estate holdings, announced today that it has retained Rubenstein Investor Relations ("RIR") and The Victory Group to manage the Company’s Investor Relations and corporate communications, respectively.

Rubenstein IR will work with Alico to proactively expand shareholder communications through direct interaction with the investment community. Rubenstein’s duties include providing shareholders an information resource that outlines the Company’s management initiatives as Alico seeks to enhance shareholder value.

Richard Rubenstein, president of RIR stated, "We look forward to working together with the Alico board and management team to convey the Alico story to the investment community."

The Victory Group will complement the overall investor and public relations programs with strategic and messaging initiatives aimed at communicating Alico’s corporate legacy and principles, its community and regional leadership, and the ongoing success of its business, agribusiness, and real estate ventures.

"Alico is an American success story about persistence, vision and steadfastness in the face of a changing economy and a changing world. We’re very excited to be a part of sharing that story," Adam Goodman, Victory Group President, said today.

About Alico

Alico, Inc., an agribusiness company operating in Central and Southwest Florida, owns approximately 141,000 acres of land located in Collier, Hendry, Lee and Polk Counties. The company is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane, sod production, and forestry. The Company also leases land for farming, cattle grazing, recreation and oil exploration, and is increasingly involved in exploring real estate development in and beyond its holdings.

About Rubenstein Investor Relations, Inc

RIR is a boutique investor relations firm staffed by Wall Street professionals. RIR specializes in introducing and positioning small-and mid cap companies to appropriate communities of investors. The Company focuses on facilitating and developing strong and lasting investment banking relations, building institutional support, and improving clients’ overall investor relation’s strategies.

About Victory Group Inc.

The Victory Group is a full-service media, communications and imaging firm based in Tampa, Florida. The Company maintains one of the nation’s best track records for shaping, moving and improving public opinion for corporations, associations, business coalitions, non-profits, public office holders, and political candidates.

For Further Information Contact:  John R. Alexander
La Belle, Florida
(863) 675-2966